UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.01 below and is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 21, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through its wholly-owned subsidiaries, purchased a portfolio of three shopping centers (the “Portfolio”) for approximately $48.8 million, exclusive of closing costs. The Portfolio consists of (i) Kleinwood Center, a 148,963 square foot shopping center anchored by an H-E-B grocery store and located on approximately 19.9 acres of land in Spring, Texas , (ii) Murray Landing, a 64,359 square foot shopping center anchored by a Publix grocery store and located on approximately 9.8 acres of land in Irmo, South Carolina, and (iii) Vineyard Center, a 62,821 square foot shopping center anchored by a Publix grocery store and located on approximately 9.6 acres of land in Tallahassee, Florida. The Company funded a portion of the purchase price through the assumption of three existing mortgages secured by each respective property within the Portfolio.  The remainder of the purchase price was funded with proceeds from the Company’s initial public offering.  The Portfolio was purchased from MCW-RC III Murray Landing, LLC, a Delaware limited liability company, MCW-RC III Kleinwood Center, L.P., a Texas limited partnership. MCW-RC III Vineyard Shopping Center, LLC, a Delaware limited liability company, Regency Realty Group, Inc., a Florida corporation, and Regency Centers, L.P, a Delaware limited partnership, all which are not affiliated with the Company, its advisor or its sub-advisor.

The Portfolio is 92.2% leased to 46 tenants, including two Publix grocery stores and one H-E-B grocery store, which occupy approximately 32.3% and 29.3%, respectively, of the total rentable square feet of the entire Portfolio.  Based on the current condition of the properties in the Portfolio, the Company does not believe that it will be necessary to make significant renovations to any of the properties. The Company’s management believes that the properties in the Portfolio are all adequately insured.

Item 8.01.  Other Events

On March 25, 2013, the Company issued a press release announcing the acquisition of the Portfolio.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements and Businesses Acquired

Since it is impracticable to provide the required financial statements for the Portfolio at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before June 4, 2013, by amendment to this Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above

(c) Exhibits

99.1    Press Release dated March 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: March 25, 2013	By:	/s/ R. Mark Addy_______________________
R. Mark Addy
Chief Operating Officer